Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report on Form 10-QSB of Golden River Resources Corporation (the "Company") for the three months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:    November 14, 2007

                                         J.I. Gutnick
                                         ---------------------------------------
                                         Joseph I. Gutnick
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                                       22